Exhibit (a)(9)
DWS GLOBAL/INTERNATIONAL FUND, INC.
ARTICLES SUPPLEMENTARY

DWS Global/International Fund, Inc., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 (which is hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  Pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Charter of the Corporation, the Board of Directors has duly designated and classified one hundred million (100,000,000) of the authorized but undesignated shares of capital stock of the Corporation as additional shares of the DWS RREEF Global Infrastructure Fund series, with (a) fifty million (50,000,000) of such shares being designated as additional Class A shares of the DWS RREEF Global Infrastructure Fund series and (b) fifty million (50,000,000) of such shares being designated as additional Institutional Class shares of the DWS RREEF Global Infrastructure Fund series.

SECOND:  (a) Immediately prior to the filing of these Articles Supplementary, the Corporation had the authority to issue two billion one hundred fifty nine million, nine hundred ninety three thousand seven hundred ninety six (2,159,993,796) shares of capital stock, with a par value of $0.01 per share, for an aggregate par value of twenty one million five hundred ninety nine thousand nine hundred thirty seven dollars and ninety six cents ($21,599,937.96), which shares were designated and classified into the following Series, which Series were subdivided into the following Classes:

Series                                                   Classes                                                   Number of Shares

DWS Enhanced Emerging Markets
Fixed-Income Fund                                                                                                                 320,000,000

Class A shares                                        50,000,000
Class B shares                                         50,000,000
Class C shares                                         20,000,000
Class S shares                                         100,000,000
Institutional Class shares                      100,000,000

DWS Enhanced Global Bond Fund                                                                                     429,154,575

Class A shares                                        50,000,000
Class B shares                                         50,000,000
Class C shares                                         20,000,000
Class S shares	309,154,575

DWS Global Growth Fund                                                                                                     370,000,000

Class A shares                                         50,000,000
Class B shares                                          50,000,000
Class C shares                                          20,000,000

Class R shares                                          50,000,000
Class S shares                                          100,000,000
Institutional Class shares                       100,000,000

DWS Global Small Cap Growth Fund                                                                                    200,000,000

Class A shares                                          40,000,000
Class B shares                                           20,000,000
Class C shares                                           10,000,000
Class S shares                                            30,000,000
Institutional Class shares                        100,000,000

DWS RREEF Global
Infrastructure Fund                                                                                                                  400,000,000

Class A shares                                         100,000,000
Class C shares                                          100,000,000
Class S shares                                          100,000,000
Institutional Class shares                       100,000,000

Undesignated                                                                                                                            440,839,221

(b)  Immediately after the filing of these Articles Supplementary, the Corporation will continue to have the authority to issue two billion one hundred fifty nine million, nine hundred ninety three thousand seven hundred ninety six (2,159,993,796) shares of capital stock, with a par value of $0.01 per share, for an aggregate par value of twenty one million five hundred ninety nine thousand nine hundred thirty seven dollars and ninety six cents ($21,599,937.96), which shares will be designated and classified into the following Series, which Series will be subdivided into the following Classes:

Series                                                          Classes                                                      Number of Shares

DWS Enhanced Emerging Markets
Fixed-Income Fund                                                                                                                      320,000,000

Class A shares                                             50,000,000
Class B shares                                              50,000,000
Class C shares                                              20,000,000
Class S shares                                              100,000,000
Institutional Class shares                           100,000,000

DWS Enhanced Global Bond Fund                                                                                           429,154,575

Class A shares                                              50,000,000
Class B shares                                               50,000,000
Class C shares                                               20,000,000
Class S shares                                               309,154,575

DWS Global Growth Fund                                                                                                            370,000,000

Class A shares                                               50,000,000
Class B shares                                                50,000,000
Class C shares                                                20,000,000
Class R shares                                                50,000,000
Class S shares                                                100,000,000
Institutional Class shares                             100,000,000

DWS Global Small Cap Growth Fund                                                                                           200,000,000

Class A shares                                                 40,000,000
Class B shares                                                  20,000,000
Class C shares                                                  10,000,000
Class S shares                                                  30,000,000
Institutional Class shares                              100,000,000

DWS RREEF Global
Infrastructure Fund                                                                                                                 500,000,000

Class A shares                                                 150,000,000
Class C shares                                                  100,000,000
Class S shares                                                  100,000,000
Institutional Class shares                               150,000,000

Undesignated                                                                                                                  340,839,221

THIRD:  Nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors of the Corporation to classify and reclassify and issue any unissued shares of the Corporation’s capital stock and to fix or alter all terms thereof to the full extent provided by the Charter of the Corporation.

FOURTH:  The Board of Directors of the Corporation, acting at a meeting duly called and held on July 10, 2013, duly authorized and adopted resolutions designating and classifying the capital stock of the Corporation as set forth in these Articles Supplementary.

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IN WITNESS WHEREOF, DWS Global/International Fund, Inc. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this seventeenth day of July, 2013; and its Vice President acknowledges that these Articles Supplementary are the act of DWS Global/International Fund, Inc., and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST:	DWS GLOBAL/INTERNATIONAL FUND, INC.

/s/Hepsen Uzcan                      /s/John Millette
Hepsen Uzcan, Assistant Secretary                                                                         John Millette, Vice President

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